                                                                   Exhibit 10.18

            REVISION OF FUNDAMENTAL AGREEMENTS AND CONTRACTS BETWEEN
        BARUDAN COMPANY, LTD., BARUDAN AMERICA, INC., MACPHERSON, INC.,
                  MACPHERSON MONOGRAM, INC., MEISTERGRAM, INC.

      This letter is to serve as a confirmation, amendment and revision of the Agreement between Barudan Co., Ltd., Barudan America, Inc., Macpherson, Inc., and Meistergram, Inc., dated as of November 7, 1985 (hereafter known as the "1985 Agreement"; attached as Exhibit I):

REVISE TERRITORY

1. The territory of Macpherson Inc. and Macpherson Monogram Inc. as it relates to the sales of Barudan's product will be the United States and its territories and Canada and its territories.

2. Meistergram, Inc., will retain its exclusive right to sell all products made with the Meistergram name affixed to it on a worldwide basis.

EFFECTIVE DATE OF THIS AGREEMENT

3. This agreement must be agreed to, evidenced in writing, and signed by all parties by June 1, 1994, and all the terms of this agreement will be effective as of June 1, 1994.

DISTRIBUTOR'S DUTIES

4. For annual planning purposes, Barudan Co., Ltd. and Barudan America, Inc. (hereafter collectively referred to as "Manufacturer") and Macpherson, Inc., Macpherson Monogram, Inc., and Meistergram Inc. (hereafter collectively referred to as "Distributor") shall meet and mutually agree by August 1st of each year on a sales forecasts for the next calendar year.

5. The Distributor shall submit its purchase orders for product to the Manufacturer at least four months in advance of the first day of the fiscal quarter in which such product is to be delivered by the Manufacturer. Once Distributor's purchase order has been accepted by the Manufacturer, it shall be a binding obligation of the Distributor, subject to the terms and conditions of the purchase order.

MANUFACTURER'S DUTIES

6. Barudan America Inc. and Barudan Co. Ltd. agree that their duties under this agreement shall include the duties of the 1985 Agreement and the following specific duties:
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     A) To manufacture and develop competitive monogramming and embroidery machinery and support to meet the needs within Distributor's territorial markets in a timely manner at a competitive price.

     B) Comply with all applicable laws, regulations, ordinances and rules related to the manufacturer, assembly and distribution of Manufacturer's products in Distributor's territories.

TERMS OF CONTRACT

7. The parties to this letter agreement hereby agree that the 1985 Agreement is extended through December 31, 2003.

8. This letter agreement and the terms of the 1985 Agreement as they apply to the parties to this letter agreement, including, without limitation, the designation of territory granted Macpherson, Inc., Meistergram, Inc., and/or Macpherson Monogram, Inc., by the 1985 Agreement, may not be amended, changed or reduced without the mutual written consent of all parties to this letter agreement; provided, however, that the parties hereto specifically acknowledge the validity of this letter agreement among Barudan America Inc., Macpherson, Inc., and Macpherson Monogram, Inc. dated as of June 1st, 1994.

9. Except as expressly amended hereby, the terms and conditions of the 1985 Agreement are hereby confirmed and shall continue in full force and effect. The 1985 Agreement, as amended by this letter agreement, contains the entire agreement among the parties hereto with respect to their business relationship, and supersedes all other agreements designated as fundamental agreements except for those specifically incorporated in the 1985 Agreement, and except as noted below:

     The parties hereto specifically confirm the working relationship between the parties and Marubeni Corporation and Tekmatex, Inc., as originally defined in the provisions of that certain agreement, dated as of October 1, 1986 (attached as Exhibit II), by and among Marubeni Corporation, Barudan Co., Ltd., Geoffrey E. Macpherson Ltd., and Macpherson, Inc., as amended from time to time by the mutual agreement and course of dealing among the parties to such agreement, which working relationship shall be deemed to continue through the term of the 1985 Agreement, unless otherwise amended by the parties.

     The parties further confirm and agree that the right and obligation of Marubeni Corporation under that certain agreement dated as of
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     October 1, 1986 had been assigned to Marubeni Tekmatex International, Ltd.
     as of April 1, 1993.

10. This letter agreement shall be binding on the parties hereto, and their successors and assigns.

THIS REVISION OF THE 1985 AGREEMENT AGREED TO BY THE PARTIES AS OF JUNE 01,
1994.

BARUDAN COMPANY, LTD.                   MACPHERSON, INC.


by /s/ Yoshio Shibata                   by /s/ Neil Macpherson
   ---------------------                   ----------------------
   Mr. Yoshio Shibata                      Mr. Neil Macpherson
   President                               Chief Executive Officer


BARUDAN AMERICA, INC.                   MACPHERSON MONOGRAM, INC.


by /s/ Tetsuji Yamaue                   by /s/ Neil Macpherson
   ---------------------                   ----------------------
   Mr. Tetsuji Yamaue                      Mr. Neil Macpherson
   President                               Chief Executive Officer


                                        MEISTERGRAM, INC.


                                        by /s/ Neil Macpherson
                                           ----------------------
                                           Mr. Neil Macpherson
                                           Chief Executive Officer

Also accepting these changes of the Fundamental Agreement are:

MARUBENI TEKMATEX INTERNATIONAL, Ltd.


by /s/ Shozo Wani
   ---------------------
   Mr. Shozo Wani
   President

TEKMATEX, INC.


by /s/ Yoichi Ishii
   ---------------------
   Mr. Yoichi Ishii
   President